UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 22, 2015

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On January 22, 2015, the Board of Directors of Sunshine Bancorp, Inc. (the “Company”) appointed Will Weatherford as a director of the Company. In addition, Mr. Weatherford was also appointed to the Board of Directors of Sunshine Bank. The Company Board of Directors has not yet determined which committees Mr. Weatherford will serve on as a member. The Company’s press release announcing Mr. Weatherford’s appointment is attached hereto as exhibit 99.1 to this Current Report on Form 8-K.

Mr. Weatherford was the Speaker of the Florida House of Representatives, serving from 2012-2014. In addition to his public service, he is the Managing Partner of Weatherford Partners, a firm with deep roots in Florida and a strong global network that partners with owners and management teams to build businesses through the provision of capital and strategic business advisory services. Mr. Weatherford spent six years as a board director at Florida Traditions Bank, prior to its sale to Home BancShares in July 2014. He is also Managing Partner of Red Eagle Group, a boutique investment and business consulting firm.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press Release dated January 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BANCORP, INC.

Date: January 27, 2015	By:	/s/ Vickie Houllis
Vickie Houllis, CPA Senior Vice President and Chief Financial Officer